EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT C:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.
------------------------------------------------------------------

EXHIBIT A:
Report of Independent Accountants

To the Board of Trustees and Shareholders of Phoenix-Zweig Trust

In planning and performing our audits of the financial statements of Phoenix-Zweig Appreciation Fund, Phoenix-Zweig Foreign Equity Fund, Phoenix-Zweig Government Cash Fund, Phoenix-Zweig Government Fund, Phoenix-Zweig Growth & Income Fund, Phoenix-Zweig Managed Assets, and Phoenix-Zweig Strategy Fund (constituting Phoenix-Zweig Trust hereinafter referred to as the "Trust") for the year ended December 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
February 12, 2001





EXHIBIT B:

RESULTS OF SHAREHOLDER MEETINGS (Unaudited)

A special meeting of Shareholders of Phoenix-Zweig
Appreciation Fund, Phoenix-Zweig Foreign Equity Fund,
Phoenix-Zweig Government Fund, Phoenix-Zweig Growth & Income
Fund, Phoenix-Zweig Managed Assets and Phoenix-Zweig
Strategy Fund, each a series of Phoenix-Zweig Trust was held on November 30, 2000 to approve the following matters:

NUMBER OF VOTES
                                             DELIVERED
FOR          AGAINST         ABSTAIN         NOT VOTED

1. Amend the fundamental investment restriction of each
Fund regarding diversification.
361,646,102   16,839,463   28,604,108   75,106,340

2. Amend the fundamental investment restriction of each
Fund regarding concentration.
358,227,476   18,553,015  30,309,182  75,106,340

3. Amend the fundamental investment restriction of the
Appreciation Fund, the Government Fund, the Growth &
Income Fund and the Strategy Fund regarding
borrowing.
181,522,784  17,565,298  15,906,803  44,837,937

4. Amend the fundamental investment restriction of
Managed Assets regarding borrowing.
156,312,186  18,058,065  15,240,753  29,127,077

5. Adopt a fundamental investment restriction of the
Foreign Equity Fund regarding borrowing.
2,309,266   134,780    39,738         752,330

6. Amend the fundamental investment restriction of each
Fund regarding the issuance of senior securities.
346,651,614    28,478,922   31,959,137   75,106,340

7. Amend the fundamental investment restriction of each
Fund regarding underwriting.
352,819,394  22,849,970  31,420,309  75,106,340

8. Amend the fundamental investment restriction of each
Fund regarding investing in real estate.
349,864,521  27,902,866   29,322,286  75,106,340

9. Amend the fundamental investment restriction of each
Fund regarding investing in commodities.
339,839,831  37,191,327  30,058,515  75,106,340

10. Amend the fundamental investment restriction of
each Fund regarding lending.
339,814,222   35,318,779  31,956,672  75,106,340

11. Eliminate the fundamental investment restriction
each Fund regarding investing in oil, gas and/or
mineral exploration or development programs.
348,643,014  29,862,040  28,584,619  75,106,340

12.	Ratify the selection of PricewaterhouseCoopers
LLP, independent accountants, to audit financial
statements of the Trust.
486,392,980  7,224,674  23,666,045     0

On the record date of November 30, 2000, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

CLASS OF SHARES
SHARES OUTSTANDING             PERCENTAGE PRESENT BY PROXY

Phoenix-Zweig Appreciation Fund
156,314,409          51.03%
Phoenix-Zweig Foreign Equity Fund
4,939,322          65.52%
Phoenix-Zweig Government Fund
27,465,079         65.59%
Phoenix-Zweig Growth & Income Fund
15,356,364         59.44%
Phoenix-Zweig Managed Assets
404,504,662        54.17%
Phoenix-Zweig Strategy Fund
289,192,385        52.88%
Phoenix-Zweig Trust (for items 1,2 and 6 through 12)
897,772,221         57.62%




EXHIBIT C:
RESULTS OF SHAREHOLDER MEETINGS (Unaudited)

A special meeting of Shareholders of Phoenix-Zweig
Government Cash Fund, a series of Phoenix-Zweig Trust, was held on November 30, 2000 to approve the following matters:

On the record date of November 30, 2000, there were 190,249,856 shares outstanding and 57.26% of the shares outstanding and entitled to vote that were present by proxy.

NUMBER OF VOTES
                                          DELIVERED
FOR        AGAINST        ABSTAIN         NOT VOTED

1. Amend the fundamental investment restriction of the
Fund regarding diversification.
98,582,786  454,326  5,129,041  4,768,453

2. Amend the fundamental investment restriction of the
Fund regarding concentration.
97,087,983  689,856  6,388,314  4,768,453

3. Amend the fundamental investment restriction of the
Fund regarding borrowing.
96,222,152  2,110,697  5,833,304  4,768,453

4. Amend the fundamental investment restriction of the
Fund regarding the issuance of senior securities.
96,569,248   499,848     7,097,057  4,768,453

5. Amend the fundamental investment restriction of the
Fund regarding underwriting.
96,580,418  561,770    7,023,965  4,768,453

6. Amend the fundamental investment restriction of the
Fund regarding investing in real estate.
97,304,105  1,938,478   4,923,570  4,768,453

7. Amend the fundamental investment restriction of the
Fund regarding investing in commodities.
98,141,130  879,931    5,145,092   4,768,453

8. Amend the fundamental investment restriction of the
Fund regarding lending.
97,065,278  750,760    6,350,115   4,768,453

9. Eliminate the fundamental investment restriction of
the Fund regarding investing in oil and gas
interests.
98,212,016  822,258  5,131,879  4,768,453

10. Eliminate the fundamental investment restriction
of the Fund regarding short sales.
96,873,061  918,444  6,374,648  4,768,453

11. Eliminate the fundamental investment restriction
of the Fund regarding writing or purchasing put or
call options.
96,841,794  962,966  6,361,393  4,768,453

12. Eliminate the fundamental investment restriction
of the Fund regarding the purchase of illiquid
investments.
97,283,383  2,175,977  4,706,793  4,768,453

13. Eliminate the fundamental investment restriction
of the Fund regarding investing in companies for the
purpose of exercising control.
97,476,940  1,016,096 5,673,117   4,768,453

14. Eliminate the fundamental investment restriction
of the Fund regarding investing in other investment
companies.
97,141,488  1,667,108  5,027,557  4,768,453

15. Eliminate the fundamental investment restriction
of the Fund regarding investing in equity securities
and certain bonds.
98,948,950  621,248   4,595,955  4,768,453

16. Ratify the selection of PricewaterhouseCoopers
LLP, independent accountants, to audit financial
statements of the Trust.
104,806,618  432,607  3,695,381    0